Exhibit 10.05

Common Stock Purchase Warrant

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS WARRANT BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: January __, 2011	Certificate No. WA-1

For value received, ORGANIC ALLIANCE, INC., a Nevada corporation (the “Company”), hereby grants to THREAD MASTER GP LLC, a California limited liability company (“TMGP”), or its permitted transferees and assigns, the right to purchase from the Company a total of 9,047,085 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a price per share of $0.01 (as may be adjusted as provided herein, the “Exercise Price”).  The Exercise Price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided in Section 2 hereof.  This Warrant is being issued in connection with the Loan Agreement between TMGP and the Company, dated as of the date hereof (the “Loan Agreement”).  Certain capitalized terms used herein are defined in Section 4 hereof.

This Warrant is subject to the following provisions:

1.	Exercise of Warrant

1.1	Terms of Warrant; Exercise Period.

1.1.1  Subject to the terms of this Agreement, the Registered Holder shall have the right, commencing on the date hereof and expiring on the three-year anniversary hereof  (the “Expiration Date”), to exercise this Warrant, from time to time and in whole or in part, and receive from the Company the number of Warrant Shares which the Registered Holder may at the time be entitled to receive on exercise of this Warrant and payment of the Exercise Price then in effect for the Warrant Shares.  To the extent not exercised prior to the Expiration Date, this Warrant shall become void and all rights thereunder and all rights in respect thereof under this Warrant shall cease as of such time.

1.1.2           This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering to the Company this Warrant accompanied by the Exercise Agreement attached hereto duly executed, and payment of the aggregate Exercise Price for the Warrant Shares so purchased (the “Aggregate Exercise Price”).  Payment of the Aggregate Exercise Price shall be made either (I) by a check payable to the Company in an amount equal to the Aggregate Exercise Price, (II) by the surrender to the Company of shares of Common Stock of the Company having a Fair Market Value equal to the Aggregate Exercise Price, or (III) as provided in Section 1.2 below.

1.2           Net Issue Exercise.  In lieu of the payment methods set forth in Section 1.1.2 above, the Registered Holder may elect to exchange all or some of this Warrant for Warrant Shares equal to the value of the amount of the Warrant being exchanged on the date of exchange (a “Net Issue Exercise”).  If the Registered Holder elects to exchange this Warrant as provided in this Section 1.1.2, Registered Holder shall tender to the Company this Warrant, along with written notice of Registered Holder’s election to exchange some or all of this Warrant (the “Net Issue Notice”), and the Company shall issue to Registered Holder the number of Warrant Shares computed using the following formula:

X =	Y (A-B)
A
Where: X =	the number of Warrant Shares to be issued to Registered Holder.
Y =	the number of Warrant Shares subject to this Warrant in respect of which the net issue election is made (i.e., the right to exercise is being surrendered) pursuant to this Section 1.2
A =	the Fair Market Value of one Warrant Share.
B =	the Exercise Price

Upon any Net Issue Exercise, the Company will cause to be delivered to the Company’s transfer agent an opinion of counsel that the holding period under Rule 144 with respect to any Warrant Shares issued to Registered Holder as a result of such Net Issue Exercise commenced as of the Date of Issuance of this Warrant, provided that the provisions of Rule 144 in effect at the time of such exercise support such an opinion.

1.3           Exercise Procedure

1.3.1           This Warrant shall be deemed to have been exercised at the close of business on the date the Company is in receipt of this Warrant and either (a) a completed Exercise Agreement and payment of the Aggregate Exercise Price, or (b) a completed Net Issue Notice (the “Exercise Time”).

1.3.2           Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Registered Holder within three business days after the Exercise Time.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant that have not expired or been exercised and shall, within such three-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement or the Net Issue Notice, as applicable (or, if no Person is designated, to the Registered Holder).

1.3.3           The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

1.3.4           The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

1.3.5           The Company shall make any governmental filings or obtain any governmental approvals required to be made or obtained by it in connection with the exercise of this Warrant by the Registered Holder.

1.3.6           The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant.  All Warrant Shares that are so issuable shall, when issued and upon the payment of the Exercise Price therefor, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Company shall take all such actions as may be necessary to assure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which securities of the Company may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

1.4           Exercise Agreement.  Upon any exercise of this Warrant (other than a Net Issue Exercise), the Registered Holder shall deliver an Exercise Agreement in the form set forth in Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

2.           Adjustment of Exercise Price and Number of Shares; Share Issuance Limitation.  In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

2.1           Reorganization, Reclassification, Consolidation, Merger or Sale.  In case of any reclassification, capital reorganization, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or any other change in the Common Stock of the Company, other than as a result of a subdivision, combination, or stock dividend provided for in Section 2.2 below (any of which, a “Change Event”), then, as a condition of such Change Event, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Registered Holder, so that the Registered Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in Section 2), the kind and amount of shares of stock and other securities and property receivable in connection with such Change Event by a holder of the same number of Warrant Shares as were purchasable by the Registered Holder immediately prior to such Change Event.  In any such case appropriate provisions shall be made with respect to the rights and interest of the Registered Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

2.2           Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the expiration of this Warrant (i) subdivide its Common Stock, by split up or otherwise, or combine its Common Stock, or (ii) issue additional shares of its Common Stock or other Equity Securities as a dividend with respect to any shares of its Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision of stock, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the purchase price payable per share (except in the case of a reverse stock split, in which case the Exercise Price shall remain unchanged), but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same (except in the case of a reverse stock split).  Any adjustment under this Section 2.2 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

2.3           Issuance of New Warrant.  Upon the occurrence of any of the events listed in this Section 2 that results in an adjustment of the Exercise Price or the number Warrant Shares, the Registered Holder shall have the right to receive a new warrant reflecting such adjustment upon the Registered Holder tendering this Warrant in exchange.  The new warrant shall otherwise have terms identical to this Warrant.

2.4           Notices

2.4.1           The Company shall give written notice to the Registered Holder of this Warrant at least 15 days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any event described in this Section 2 or any dissolution or liquidation.

2.4.2           The Company shall also give written notice to the Registered Holder of this Warrant at least 10 days prior to the date on which any event described in this Section 2 or any dissolution or liquidation shall take place.

2.5           Share Issuance Limitation.   Until the earlier of the Expiration Date or the date on which this Warrant is exercised in full, the Company shall not, without first obtaining the written consent of the Registered Holder, in one or more related transactions, issue a number of shares of Common Stock (including securities convertible into or exercisable for Common Stock) equal to more than 20% of the number of shares of Common Stock outstanding before such issuance(s) of securities.

3.           Registration Rights

3.1           Demand Registration

3.1.1           In case the Company shall receive from the Registered Holder a written request that the Company effect a registration with respect to the resale by the Registered Holder of its Registrable Securities having a net aggregate offering price of at least $500,000 (based on the then Fair Market Value), the Company will as soon as practicable, effect such Registration (including, without limitation, but subject to the limitations set forth herein, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution by the Registered Holder of all or such portion of such Registrable Securities as are specified in such request.  The Registration Statement covering the resale of all of the Registrable Securities shall be filed for an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement required hereunder shall be on Form S-1 (or such other form as may be appropriate).

3.1.2           The Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement filed under this Section 3.1.1 as may be reasonably necessary to keep such Registration Statement effective until all Registrable Securities have been sold pursuant to such Registration Statement or pursuant to Rule 144.  The Company shall comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Holders as set forth in such Registration Statement.

3.1.3           The right of the Registered Holder to demand that the Registrable Securities be registered for resale may only be exercised once.

3.1.4           The Company shall not be required to effect a demand registration during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date ninety (90) days following the effective date of, a Company-initiated Registration Statement that is subject to Section 3.2 below, provided that the Company is actively employing in good faith its reasonable best efforts to cause such Registration Statement to become effective.

3.1.5           The Company may defer taking any action to effect a Registration pursuant to Section 3.1 if the Company furnishes to the Holders of Registrable Securities to be included in the requested Registration a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for the requested registration to be effected (or to remain effective for the period for which the subject registration statement would otherwise be required to remain effective) because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, or (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential.  The Company shall have the right to defer taking action with respect to the requested Registration pursuant to this Section 3.1 for a period of not more than ninety (90) days after receipt of the Registration request under Section 3.1.

3.1.6           In connection with any offering under this Section 3.1 involving an underwriting that is requested by the Holders of Registrable Securities, the Company shall be required to include Registrable Securities only in such quantity as will not, in the good faith opinion of the underwriters, jeopardize the success of the offering.  If, in the opinion of the managing underwriter, the registration of all, or part of, the Registrable Securities that the Holders of Registrable Securities have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Securities that the managing underwriter in good faith believes may be sold without causing such adverse effect.  If the number of Registrable Securiites to be included in the underwriting in accordance with the foregoing is less than the total number of shares that the Holders of Registrable Securities have requested to be included, then the Holders of Registrable Securities who have so requested shall participate in the underwriting pro rata based upon their respective holdings of Registrable Securities.

3.1.7           The Company shall be entitled to include in any Registration Statement referred to in this Section 3.1 shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Securities to be sold.  To the extent that the managing underwriter in any such underwritten public offering requires the exclusion of any securities from such offering, all such excluded securities shall come solely from the shares to be sold by the Company prior to the exclusion of any Registrable Securities.

3.2           Piggyback Registration

3.2.1           If, at any time commencing on the date hereof and expiring on the Expiration Date, the Company proposes to file a Registration Statement (other than under a Registration Statement pursuant to Form S-8 or Form S-4 or successor forms) to register its securities, and all of the Registrable Securities are not then covered by an effective Registration Statement, the Company shall: (A) give written notice by registered mail, at least 20 days prior to the filing of such Registration Statement to the Holders of its intention to do so; and (B) include all Registrable Securities in such Registration Statement with respect to which the Company has received written requests for inclusion therein within 15 days of after delivery of the Company’s notice.

3.2.2           The Company shall have the right at any time after it shall have given written notice pursuant to this Section 3.2 (irrespective of whether a written request for inclusion of any Registration Securities shall have been made) to elect not to file any such Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

3.2.3           If the Registration Statement pursuant to this Section 3.2 relates to a firmly underwritten public offering and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities proposed to be included in the Registration Statement (including the Registrable Securities) exceeds the number of securities which can be sold therein without adversely affecting the marketability of the public offering, the Company will include in such Registration Statement the number of securities requested to be included which in the opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders of all securities proposed to be included in the Registration Statement.   In addition, the Company shall not be required to include any Registrable Securities in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon by the Company and the managing underwriters selected by it.

3.3           Covenants of the Company with Respect to Registration.  In connection with each Registration under this Section 3, the Company covenants and agrees as follows:

3.3.1           The Company shall use its commercially reasonable best efforts to have any Registration Statement declared effective at the earliest practicable time.  The Company will promptly notify each Holder of included Registrable Securities and confirm such advice in writing, (A) when such Registration Statement becomes effective, (B) when any post-effective amendment to such Registration Statement becomes effective and (C) of any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information.

3.3.2           The Company shall furnish to each Holder of included Registrable Securities such number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Act, and such other documents as such Holders may reasonably request in order to facilitate their disposition of the Registrable Securities.

3.3.3           If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any Registration Statement, the Company will promptly notify each Registered Holder of Registrable Securities and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible.

3.3.4           The Company will use its good faith reasonable efforts and take all reasonably necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as reasonably are required by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

3.3.5           The Company shall deliver promptly to each Holder that has included Registrable Securities in a Registration Statement and to the managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all non-privileged memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement.

3.3.6           All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company will be borne by the Company.  In no event shall the Company be obligated to pay any discounts or commissions with respect to the Registrable Shares sold by any Holder.  In connection with each Registration Statement, the Company will reimburse the Holders of included Registrable Securities for the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of the included Registrable Securities.

3.4           Indemnification and Contribution

3.4.1           The Company shall indemnify each Holder of the Registrable Securities included in any Registration Statement, each of its officers, directors and agents (including brokers and underwriters selling Registrable Securities on behalf of the Holder), and each Person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against all losses, claims, damages, expenses and/or liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act, any state securities laws or otherwise, arising from such Registration Statement, including, without limitation, any and all losses, claims, damages, expenses and liabilities caused by (I) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or (II) any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to Company by the Holder or any other holder of Registrable Securities expressly for use therein.

3.4.2           Prior to the filing of any Registration Statement covering the Registrable Securities, each Holder of the Registrable Securities to be included in such Registration Statement shall severally, and not jointly, indemnify the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all losses, claims, damages, expenses and/or liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from written information furnished by such Holder, or their successors or assigns, for specific inclusion in such Registration Statement, except that the maximum amount which may be recovered from each Holder pursuant to this Section 3.4.2 or otherwise shall be limited to the amount of net proceeds received by the Holder from the sale of the Registrable Securities under such Registration Statement.

3.4.3           In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 3.4, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (and only to the extent that) that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (B) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties (including in the case of Holder, all of its officers, directors and controlling persons) and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, the Indemnified Parties shall designate such firm in writing to the Indemnifying Party.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

3.4.4           To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under this Section 3.4 to the fullest extent permitted by law; provided, however, that (A) no contribution shall be made under circumstances where a party would not have been liable for indemnification under this Section 3.4, and (B) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

3.5           Miscellaneous.

3.5.1           Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Warrants prior to the filing of any Registration Statement or the effectiveness thereof.

3.5.2           Each Holder of Registrable Securities in any Registration Statement shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Warrant.

4.           Definitions.  The following terms have the meanings set forth below:

4.1           “Act” means the Securities Act of 1933, as amended.

4.2            “Equity Securities” means the capital stock of a person or entity and/or any options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock or equity of such person or entity.

4.3            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

4.4           “Fair Market Value” shall be determined on a per share basis as of the close of the business day preceding the date of exercise, which determination shall be made as follows:  (a) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or quoted on either the Nasdaq Global Select Market, Nasdaq Global Market or the Nasdaq Capital Market of the automated quotation service operated by The Nasdaq Stock Market, Inc., the Fair Market Value shall be the last reported sale price of that security on such exchange or system on the day for which the current market price is to be determined or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; (b) if the Common Stock is not so listed or quoted or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the last reported highest bid and lowest asked prices quoted on the Nasdaq OTC Bulletin Board, or, if not so quoted, then by the Pink OTC Markets, Inc. on the last business day prior to the day for which the Fair Market Value is to be determined; or (c) if the Common Stock is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Fair Market Value shall be determined by the Company’s Board of Directors in its  reasonable, good faith judgment.

4.5            “Holders” means the Registered Holder, and the registered holders of all other Warrants originally issued pursuant the Loan Agreement, and the registered holders of the Registrable Securities.

4.6            “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

4.7            “Registered Holder” means the registered holder of this Warrant.

4.8           “Registrable Securities” means the Warrant Shares and any securities issued with respect to the Warrant Shares pursuant hereto, provided that the Warrant Shares and such other securities shall no longer be Registrable Securities once they have been sold or transferred pursuant to an effective Registration Statement under the Act or pursuant to Rule 144, or may be sold by the Holder pursuant to Rule 144 without volume limitations.

4.9           “Registration” shall mean a registration of the sale of the Registrable Securities under the Act pursuant to Section 3 of this Agreement.

4.10           “Registration Statement” shall mean the registration statement, as amended from time to time, filed with the SEC in connection with a Registration, and each prospectus that is used in connection with such Registration Statement (including any preliminary prospectus).

4.11           “Rule 144” means Rule 144 of the SEC under the Act.

1.12           “SEC” means the United States Securities and Exchange Commission, or any successor regulatory agency.

4.13           “Warrant” means this Warrant.

4.14           “Warrant Shares” means shares of the Common Stock issuable upon exercise of this Warrant; provided, however, that if there is a change such that the securities issuable upon exercise of this Warrant are issued by a Person other than the Company or there is a change in the class of securities so issuable, then the term “Warrant Shares” shall mean shares of the security issuable upon exercise of the Warrant if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

5.           No Voting Rights; Limitations of Liability.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.  No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registrable Holder for the Exercise Price or as a stockholder of the Company.

6.           Warrant Transferable.  Subject to compliance with applicable securities laws and the terms of this Section 6, this Warrant and all rights hereunder are transferable pursuant hereto, in whole or in part, without charge to the Registered Holder upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto), and such other documents as the Company shall reasonably request, at the principal office of the Company.

7.           Warrant Exchangeable for Different Denominations.  This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender.  The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.  All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants.”

8.           Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at the expense of the Registered Holder) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

9.           Notices.  All notices, requests, deliveries, consents and other communications provided for herein shall be in writing and shall be effective upon delivery in person, faxed, or mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

If to the Company, to:
ORGANIC ALLIANCE, INC. 401 Monterey Street, Suite 202 Salinas, CA 93901 Attn: Parker Booth Fax: (831) 783-1668
with a copy (which shall not constitute notice) to: Breslow & Walker, LLP 100 Jericho Quadrangle, Suite 230 Jericho, NY 11753 Attn: Len Breslow Fax: (516) 822-6544
If to TMGP, to:
THREAD MASTER GP LLC 10880 Wilshire Blvd., Suite 950 Los Angeles, CA 90024 Attn: Anshuman (Andy) Dube Fax: (310) 500-2151
with a copy to:
TroyGould PC 1801 Century Park East, Suite 1600 Los Angeles, CA 90067 Facsimile: (310) 789-1426 Attention: Istvan Benko, Esq.
or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Registered Holder) or to the Registered Holder (in the case of the Company) in accordance with the provisions of this paragraph.

10.           Amendment and Waiver.  Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders representing a majority of the Warrant Shares obtainable upon exercise of the then-outstanding Warrants.

11.           Descriptive Headings; Governing Law

11.1           The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

11.2           All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

12.           Warrant Register.  The Company shall maintain at its principal executive office books for the registration and the registration of transfer of this Warrant.  The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

13.           Fractions of Shares.  The Company may, but shall not be required, to issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part.  As to any fraction of a share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the Fair Market Value of a Warrant Share on the date of such exercise.

14.           Attorneys’ Fees.  If any action, suit, arbitration or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party to this Warrant of its obligations under this Warrant, the prevailing party shall recover all of such party’s attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom.  As used in this Section, attorneys’ fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer and to be dated as of the Date of Issuance hereof.

ORGANIC ALLIANCE, INC. By: _______________________ Parker Booth, CEO

EXHIBIT I

EXERCISE AGREEMENT

To:
Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby subscribes for the purchase of ______ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.  Please issue the Warrant Shares in the following names and amounts:

Name	Number of Warrant Shares

Signature	________________________

Address	________________________

________________________

Exhibit I-1

EXHIBIT II

ASSIGNMENT

FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W _____) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Signature	________________________

Witness	________________________

The Assignee agrees to be bound by the terms of the Warrant.

Signature	________________________

Witness	________________________

Exhibit I-2